Exhibit 10.17

RETAIL LEASE AGREEMENT

This RETAIL  LEASE  AGREEMENT  (this “Agreement”)  made this  23rd  day of January, 2014 (the “Effective Date”), by and between  W-ADP MEADOWS VII, L.L.C., a Delaware limited liability company (“Landlord”), and GROWLIFE HYDROPONICS, INC., a Delaware corporation (“Tenant”).

1. Leased Premises.

(a) Landlord, for and in consideration of the Rent (as defined below) and other conditions and covenants to be observed, satisfied, fulfilled and performed by Tenant, demises and leases to Tenant, and Tenant leases from Landlord, the space depicted on the site plan attached hereto as Exhibit A-1, comprising approximately 3,24l rentable square feet, identified on the site plan as Space E-106 and having a physical address of 4880 Baseline Road, Building E, Suite 106, Boulder, CO 80303 (the “Leased Premises”), in the shopping center known as Meadows on the Parkway, upon the terms and conditions set forth herein. The “Shopping Center” shall be hereinafter defined as those portions of Meadows on the Parkway which are owned by Landlord from time to time, which portions shall be deemed to be the Shopping Center for purposes of this Agreement only during the time of such ownership. The current Shopping Center is depicted on Exhibit A attached hereto.

(b) Rentable square footage for purposes of this Agreement shall be measured from the outside face of exterior walls and the center of interior common demising walls. Landlord and Tenant acknowledge that Landlord may cause the square footage of the Leased Premises to be re-measured (the “Certified Area”). If the Certified Area varies from the area specified in this Agreement, this Agreement shall be modified accordingly.

2. Term. The term of this Agreement shall be for a period of thirty-nine (39) full calendar months, commencing on the Rent Commencement Date (as defined below) and expiring on the last day of the thirty-ninth (39th) full calendar month thereafter (the “Term”), unless earlier terminated pursuant to any other provision of this Agreement. The parties hereto acknowledge that all provisions of this Agreement other than those relating to the payment of Rent (as defined below), apply prior to the Term, and the parties agree to be bound by those provisions immediately upon execution of this Agreement. Tenant shall have the option(s) to extend the Term pursuant to Addendum 1 attached to this Agreement.

3.  Rent.

(a) Commencing on the date which is the earlier of: (i) the date Tenant opens for business in the Leased Premises; or (ii) sixty (60) days after Landlord's delivery of the Leased Premises to Tenant (collectively, the “Rent Commencement Date”), Tenant agrees to pay Landlord Minimum Rent, as follows:

	MONTHS		RATE/S.F.	ANNUAL RENT	MONTHLY RENT

Primary Term	1 - 12	*	$15.00	$48,615.00	$4,051.25
Primary Term	13 - 24		$15.45	$50,073.45	$4,172.79

Primary Term	25 - 36	$15.91	$51,564.31	$4,297.97
Primary Term	37 - 39	$16.39	$53,122.92	$4,426.91

* First full three (3) calendar months during the Term are subject to rent abatement as provided in this paragraph below.

Minimum Rent shall be payable in advance, on or before the first day of each and every calendar month during the Term. All Rent shall be payable, without setoff or deduction, without notice or demand, in lawful money of the United States of America, at Landlord's address or at such other address as Landlord may from time to time designate in writing. “Rent” shall mean Minimum Rent, and all other charges payable by Tenant under this Agreement, including without limitation, Tenant's Proportionate Share of Operating Expenses (as defined below). Minimum Rent for any period which is less than one (1) month shall be a prorated portion of the monthly installment herein based upon the actual days in the month. Provided Tenant is not then in default under this Agreement, Minimum Rent shall be abated for the first three (3) full calendar months following the Rent Commencement Date; provided however, that during any such period of rent abatement, Tenant shall pay Tenant's Proportionate Share of Operating Expenses. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall pay Minimum Rent for the period of time between the Rent Commencement Date and the first day of the succeeding calendar month, and rent abatement shall commence on the first day of the first full calendar month of the Lease Term.

(b) Within ten (10) days after the end of each calendar month, Tenant shall deliver to Landlord: (i) a written statement, in the form of Exhibit C attached hereto, certified by Tenant, setting forth the amount of Gross Sales made during the preceding calendar month or partial month at the beginning of the Term; and (ii) copies of sales receipts and state sales tax records.

(c) The term “Gross Sales” is defined as the total amount in dollars of the actual price charged, whether for cash or on credit, for all sales or receipts of whatever kind from all business conducted by Tenant from the Leased Premises. Gross Sales shall not include any sums collected and paid out for any retail sales on retail excise tax which is separately stated and paid to the taxing authority.

(d) Tenant shall keep for at least one (1) year after the expiration of this Agreement, all books and records showing Gross Sales. Landlord shall have the right, at any time, upon forty-eight (48) hours' prior written notice, to audit all Gross Sales and to examine Tenant's books and records, and Tenant shall make all such records available at the Leased Premises for such examination.

4. Trade Name and Permitted Use. Tenant shall use and occupy the Leased Premises solely for the purpose of operating a retail store selling hydroponic horticulture products (“Permitted Use”) and for no other purpose, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant shall not use the Leased Premises in any manner that violates any exclusive or prohibited use restriction shown on Exhibit D attached to this Agreement. From time to time, Landlord may request that Tenant provide reasonable evidence of its compliance with such restrictions, and Tenant shall deliver the same within fifteen (15) days thereafter. Tenant shall operate its business in the Leased Premises solely under the trade name of GrowLife Hydroponics (”Tenant’s Trade Name”) and under no other name, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion.

5. Hours of Operation. Tenant shall open on or before the date which is ninety (90) days after the Effective Date fully fixtured, stocked and staffed for the Permitted Use (the “Initial Opening Date”) and shall thereafter, continuously during the Term, conduct and carry on Tenant's business in the Leased Premises during the usual business hours of each and every business day as is customary for businesses of like character in the area in which the Shopping Center is located. If Tenant violates this paragraph 5 by failing to open for more than sixty (60) consecutive days after the Initial Opening Date, then Landlord shall have the right to terminate this Agreement, upon such termination Tenant shall  reimburse Landlord for the unamortized portion of the Tenant Improvement  Allowance within five (5) days after Landlord's request for such amount; provided, however, that this provision shall not  apply  if the  Leased  Premises should be closed and the business of Tenant temporarily discontinued therein on account of remodeling or renovation which is completed within ninety (90) days after the closure or if the Leased Premises are closed during any casualty or Force Majeure event and if closure of the Leased Premises does not continue beyond one hundred eighty (180) days after the occurrence of such casualty or Force  Majeure event. Upon termination under this paragraph 5, both parties shall be automatically released from any further liability or obligation whatsoever arising out of or based upon this Agreement, except for all surviving obligations arising prior to or after termination, including, without limitation, indemnities under paragraphs 22 and  24  below, leasing commission under paragraph 30 below and Tenant's obligations for any unpaid bills and liens attributable to work performed by Tenant; provided, however, Tenant shall not be released from its obligations under this Agreement if it has not paid the amounts provided in  this paragraph within the five (5) day period set forth above. Tenant's obligations under this paragraph 5 shall survive termination of this Agreement.

6.  Common Areas; Operating Expenses; Other Fees.

(a) “Common Areas” shall mean all areas of the Shopping Center which are available for the common use of tenants, as designated by Landlord from time to time, and which are not leased or  held for the exclusive use of Landlord or  other tenants, including without limitation parking areas, driveways, sidewalks, loading areas, access roads, landscaping and planted areas, and signs. Landlord may from time to time change the size, location, nature and use of any of the Common Areas. Tenant, its agents, employees, customers, licensees and subtenants shall have the non-exclusive right to use the Common Areas for the entire Term for ingress or egress, automobile parking and any other purpose for which the Common Areas were designed; provided, however, that Tenant shall use commercially reasonable efforts to cause its employees to park in any on- or off-site employee parking area promulgated by Landlord for employees of the Shopping Center.

(b) “Operating Expenses” shall mean all direct and indirect costs incurred by Landlord to insure, maintain,  repair,  replace,  operate and manage  the  Shopping  Center to the extent not maintained by other tenants of Landlord in the Shopping Center.  Operating Expenses may include, without limitation, costs and expenses for, among other things, the following: (i) utilities (to the extent not separately metered); (ii) Real Property Taxes (as defined below); (iii) the cost of Landlord's Insurance (as defined below); (iv) property management  fees (not to exceed four percent (4%) of gross rents); (v) fees for supervision and administration paid to a third party, which may be an affiliate of Landlord, not exceeding fifteen percent (15%) of all other Operating Costs; (vi) costs and expenses paid by Landlord pursuant to any documents which are currently recorded or which are recorded in the future against the Shopping Center in the Office of the Clerk and Recorder of the County of Boulder, except for any mortgage, deed of trust or other lien presently existing or hereafter placed upon any portion of the Shopping Center by Landlord (“Matters of Record”); and (vii) capital improvement costs, provided the same are amortized on a straight line basis over the useful life of the capital item being replaced and/or repaired. Tenant shall pay Tenant's proportionate share (which shall be calculated by dividing the rentable area of the Leased Premises by the rentable area of all of the buildings located and owned by Landlord in the Shopping Center) (“Tenant’s Proportionate Share”) of all Operating Expenses in advance, on or before the first of each calendar month during the Term. By April 30th of each year, Landlord shall endeavor to give Tenant a statement showing the total Operating Expenses for the prior calendar year, as well as an estimate of the Operating Expenses for the current year (which estimate may be revised by Landlord at any time). In the event the total of the monthly payments which Tenant has made for the prior calendar year is less than Tenant's actual share of such Operating Expenses, then Tenant shall pay the difference to Landlord in a lump sum within ten (10) days after receipt of such statement. Any over-payment by Tenant shall be credited to Tenant's next payments of Tenant's Proportionate Share of Operating Expenses becoming due and payable. Tenant shall have the right, at any time within ninety (90) days after a statement of actual Operating Expenses, but upon ten (10) business days' prior written notice and during normal business hours, to examine Landlord's books and records relating to such Operating Expenses. Unless Tenant objects to the rental adjustment within said ninety (90) day period, such statement and adjustment shall be deemed conclusively binding upon Tenant.

(c) “Real Property Taxes” shall mean the following: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment and/or tax imposed by any taxing authority against the land and buildings comprising the Shopping Center attributable to the Term; (ii) any charge or fee replacing any tax previously included within the definition of Real Property Taxes, in whole or in part; and (iii) any assessments or charges levied now or in the future against the Shopping Center by any district or other entity formed in connection with any public financing mechanism for the development of the Shopping (“District”).  “Real Property Taxes” do not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

(d) Notwithstanding anything else in this Agreement to the contrary, Landlord at anytime and from time to time shall have the right to combine or separate the calculation and allocation of some or all Operating Expenses among any portion of or tenant grouping within the Shopping Center, and, in such event, Tenant's Pro Rata Share with respect to said Operating Expense(s) shall be equitably adjusted to reflect such allocation.

7. Signage. The size, design and manner of installation of all signs by Tenant shall be subject to: (a) the prior written approval of Landlord and applicable governmental and private authorities; and (b) Landlord's signage criteria for the Shopping Center, which have been previously provided to Tenant.

8. Displays. Tenant may not display or sell merchandise or allow grocery carts or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Leased Premises, nor allow any advertising medium that may be heard or seen outside the Leased Premises.

9. Utilities. Commencing on the Rent Commencement Date, Tenant shall pay, when due, all charges for water, sewer, electricity, gas, telephone service and other utilities supplied to the Leased Premises directly to the applicable utility provider. Landlord shall not be liable to Tenant for damages or otherwise if the utilities are interrupted or tern1inated for any cause.

10.  Insurance.

(a) Commencing on the date upon which Landlord first delivers the Leased Premises to Tenant and at all times thereafter, Landlord shall carry and maintain, or cause to be carried and maintained, the following insurance (“Landlord’s Insurance”): (i) a "Special Form" property insurance policy insuring the Shopping Center in an amount required by Landlord or Landlord's lender; and (ii) any other policy(ies) of insurance which Landlord deems necessary and/or which Landlord's lender requires to be kept in force.

(b) Commencing on the date upon which Landlord first delivers the Leased Premises to Tenant and at all times thereafter, Tenant shall carry and maintain, at its sole cost and expense:

(i) Commercial General Liability Insurance (ISO 00 01 occurrence form or equivalent acceptable to Landlord) naming Tenant as the named insured and Landlord and (at Landlord's request) Landlord's mortgagee (and managing agent) or any other person or entity as requested by Landlord, if any, as additional insureds, protecting Tenant and the additional insureds against liability for bodily injury, death and property damage occurring upon or in the Leased Premises, with a minimum combined single limit of $1,000,000.00 and a general aggregate limit of $2,000,000.00. If the policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of $2,000,000.00 shall apply separately at the Leased Premises;

(ii) “Special Form”  property insurance covering  all alterations made by Tenant and all of Tenant's property in, on or about the Leased Premises, and written for at least the full replacement cost with a deductible of not more than $10,000.00 per occurrence;

(iii) Plate glass insurance covering all plate glass in the Leased Premises which Tenant may elect to self insure. Tenant shall be and remain liable for the repair and restoration of all such plate glass;

(iv) Automobile liability insurance on ISO form CA 00 01 or an equivalent acceptable to Landlord covering any auto (including owned, hired and non-owed autos), with a limit of not less $1,000,000 each accident; and

(v) Workers compensation and employers liability insurance for all Tenant's employees. The workers compensation insurance must fulfill applicable statutory requirements. The employers liability insurance must have limits of not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 policy limit for bodily injury by disease.

(vi) Business interruption, loss of income and extra expense insurance in amounts sufficient to insure and pay not less than a twelve-months of Tenant's expenses and loss of income.

(c) Tenant shall deliver certificates of such insurance to Landlord before occupying the Leased Premises or installing any of its property, and in any event, within 10 days after the signing of this Agreement, and at any date the prior policy expires. All such policies shall include a provision that Landlord shall receive at least 30 days' advance written notice prior to material changes or cancellation thereof. Tenant's Insurance shall be issued by an insurance company of recognized standing, authorized to do business in the State of Colorado and having a Best's Insurance Guide rating of at least A:X. All public liability property damage, liability and casualty policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to coverage that Landlord may carry.

11. Subrogation. Tenant hereby waives any and all rights of recovery against Landlord and against the officers, employees, agents or representatives of Landlord for loss of or damage to property, if such loss or damage is covered by any insurance policy in force (or required to be in force) at the time of such loss or damage. Landlord hereby waives any and all rights of recovery against Tenant, and against the officers, employees, agents or representatives of Tenant, for loss of or damage to property, if such loss or damage is covered by any insurance policy in force (or required to be in force) at the time of such loss or damage. Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate endorsements to all policies of insurance carried in connection with the Shopping Center or the Leased Premises or the contents of the Leased Premises, which endorsements waive such insurer's subrogation rights under such policies against the beneficiaries of this waiver.

12.  Delivery of the Leased Premises and Alterations.

(a) Tenant acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or with respect to the suitability of any part of the same for the conduct of Tenant's business. The taking of possession of the Leased Premises by Tenant shall conclusively establish that the Leased Premises were at such time in a good and sanitary order, condition and repair acceptable to Tenant. Tenant shall be conclusively deemed to have accepted the Leased Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Leased Premises. Landlord shall deliver the Leased Premises to Tenant upon the mutual execution of this Agreement.

(b) “Tenant’s Work” shall mean those items which are the responsibility of Tenant as set forth on Exhibit B attached hereto. Tenant shall commence Tenant's Work within ten (10) days after Landlord's delivery of the Leased Premises to Tenant and shall diligently prosecute such installation to completion. Tenant shall cause any Contractors (as defined in Exhibit B-1 to comply with the insurance requirements set forth on Exhibit B-1.

(c) Landlord agrees to contribute $10.00 per rentable square foot of the Leased Premises (“Tenant Improvement Allowance”) toward the cost of Tenant's Work. Upon Tenant's written request to Landlord, Landlord shall pay such sum to Tenant within forty-five (45) days after the later to occur of the following: (i) Landlord has received Tenant's payment of Tenant's Proportionate Share of Operating Expenses for the first month of the Term;

(ii) Tenant has opened for business to the public for the Permitted Use in the entire Leased Premises; and (iii) Tenant has delivered to Landlord all mechanics' lien releases or other lien releases on account of Tenant's Work, which are notarized, unconditional and in recordable form or in such form as Landlord shall have approved, and all invoices Tenant's Work.

(d) Tenant shall not make any alterations, improvements, changes, modifications or installments in, on or about the Leased Premises without the prior written approval of Landlord. Tenant shall complete all improvements in compliance with all Applicable Laws (as defined below) and insurance requirements applicable thereto, including, without limitation, the insurance requirements set forth on Exhibit B-1. During the course of all alterations, additions and/or improvements to the Leased Premises, Tenant shall post and keep posted (until completion of the same), in a conspicuous place upon the Leased Premises, and shall personally serve upon all contractors and subcontractors performing any of the alterations, additions and/or improvements, a notice consistent with Colorado Revised Statute Section 38-22- 105, stating that Landlord's interest in the Leased Premises shall not be subject to any lien for said work.

13.  Maintenance of Leased Premises.

(a) Tenant shall keep and maintain the Leased Premises (including, without limitation, the store front, doors, window casements, plate glass, glazing, plumbing, pipes, electrical wiring and conduits) and the surrounding area, including any equipment and improvements installed therein, neat, clean, free of debris and trash, and in good order and repair, consistent with the general character of the Shopping Center. In addition, (i) Tenant shall keep and maintain the heating and air conditioning (“HVAC”) system serving the Leased Premises in good order and repair and (ii) Tenant shall obtain a service contract for repairs and maintenance of the HVAC system which conforms to the requirements under the warranty, if any, on such system. Tenant shall comply with all rules and regulations promulgated by Landlord or the District from time to time. Landlord reserves the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting the same, or for making emergency repairs. The exercise by Landlord of any of its rights herein shall not be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises.

(b) Notwithstanding the provisions of subparagraph (a) above, Landlord shall repair and maintain the Common Areas and the structural portions of the building of which the Leased Premises are a part (the “Building”), including the exterior walls (excluding plate glass), slab floor, sidewalks, loading docks, utility lines not exclusively used by and located within the Leased Premises, utilities lines located  outside of the Leased Premises, and roof, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case Tenant shall pay to Landlord the actual cost of such maintenance and repairs. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure persists for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement or rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

14. Liens. Should any liens be filed or recorded against the Leased Premises and/or any portion of the Shopping Center arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant, or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be removed of record within five (5) days.  If Tenant desires to contest any claim of lien, Tenant may do so only if, within such five (5) day period, Tenant posts adequate security with a court  of competent jurisdiction  and  obtains  an order discharging the lien of record, as then provided by the Colorado mechanics'  lien statute.  If a final judgment is entered establishing the validity or existence of any lien for any amount which lien has not been discharged or bonded off as required above, Tenant shall pay and satisfy the same at once.

15. Governmental Approvals.  Tenant shall: (a) obtain, at its own cost and expense, all necessary municipal and governmental  approvals,  licenses, permits and certificates required for its occupation of the Leased Premises and Tenant's Work; (b) comply with all laws, statutes, ordinances, rules and regulations (“Applicable Laws”) and all Matters of Record; and (c) pay before delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant or imposed upon its business operations and/or sale of goods and services and which become payable during the Term.

16. Interest and Administrative Costs. If (a) Tenant fails to make any payment under this Agreement when due; (b) Landlord performs any obligation of  Tenant  under  this Agreement; or (c) Landlord incurs any costs or expenses as a result of Tenant's default under this Agreement, then Tenant shall pay, upon demand, interest, (i) with respect to payments due to Landlord pursuant to clause (a) above, from the date such payment was due, or (ii) from the date Landlord incurs such costs or expenses relating to the performance of any such obligation or Tenant's default, as the case may be, until the applicable amount is paid, at the rate of eighteen percent (18%) per annum, plus the  payment due under (a), or the  amount of  such costs and expenses incurred under  (b) or (c), and Landlord's  administrative  costs in connection therewith in the amount of five percent (5%) of the applicable amount, regardless of whether  or not otherwise expressly provided for in this Agreement.

17. Surrender   of   Leased   Premises.     At  the  expiration  of  the  Term  or  earlier termination of this Agreement, Tenant shall quit and surrender the Leased Premises  and the alterations therein (unless Landlord elects to have Tenant remove the same) in good  order and condition, wear and tear thereof excepted, and shall remove Tenant's trade fixtures,  equipment and other personal property, and repair any and all damages caused by such removal.   Any trade fixtures, equipment or other personal property not removed shall be deemed abandoned, but Tenant shall remain liable for the cost of removal and disposal.

18. Assignment and Subletting. Without Landlord's prior written consent Tenant shall not assign, mortgage or pledge this Agreement, or enter into any sublease, concession or license of the Leased Premises, it being understood that a change in the management of Tenant or the transfer, directly and/or indirectly, such as through the transfer of proxy rights or interests in intermediary entities that indirectly own Tenant, of thirty percent (30%) or more of the voting interests in Tenant, shall be deemed an assignment.

19. Estoppel Certificates. Tenant, upon not less than ten (10) days' prior written notice from Landlord, agrees to execute and deliver to Landlord an estoppel certificate in the form provided by Landlord.

20. Notices. All notices and demands provided herein shall be delivered by hand delivery or sent by a nationally recognized overnight courier service or by prepaid certified mail, return receipt requested, to the parties at the addresses set forth below. If service shall be made by certified mail, such service shall be deemed completed as of the third day following the mailing of such notice in the manner aforesaid. If service shall be made by overnight courier, such service shall be deemed completed as of the next business day following the deposit with the overnight courier.

If to Landlord:

W-ADP Meadows VII, L.L.C.
c/o Alberta Development Partners, LLC 5750 DTC Parkway, Suite 210 Greenwood Village, CO 80111 Attention: Lease Administration

Copy:

W-ADP Meadows VII, L.L.C.
Alberta Development Partners, LLC 5750 DTC Parkway, Suite 210 Greenwood Village, CO 80111
Attention: Meadows on the Parkway Property Management

Copy:

Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200
Denver, Colorado 80202 Attention:  Robert Kaufmann

If to Tenant:
GrowLife Hydroponics, Inc.
4880 Baseline Road, Building E, Suite 106 Boulder, CO 80303
Attention:  John Genesi, Chief Financial Officer

Copy:
GrowLife Hydroponics, Inc.
4880 Baseline Road, Building E, Suite 106 Boulder, CO 80303
Attention: Justin Manns, Controller

21.  Default.  If Tenant shall: (a) fail to pay when due any installment of Rent or other sum of money when due without the necessity of demand therefor or notice thereof; (b) fail to perform or comply with any other term, condition or covenant on the part of Tenant  to  be observed herein and shall fail to cure same within five (5) days after written notice to Tenant; or

(c) vacate, abandon or cease to continuously operate the Leased Premises as set forth herein, in any such event, Tenant shall be in breach hereunder and Landlord, at its option, any  time thereafter, may:

(i) Terminate this Agreement by written notice to Tenant and, upon service of said notice, Tenant shall immediately vacate the Leased Premises in accordance with the provisions of this Agreement, and Landlord, in addition to its other remedies, may recover from Tenant all damages incurred by Landlord as a result of such breach (all of which shall be immediately due and payable), including, but not limited to, (A) the cost of recovering possession of the Leased Premises; (B) expenses of reletting, including repairs, renovation and alteration of the Leased Premises; (C) reasonable attorneys' fees; (D) the unpaid amount of all monetary obligations payable under this Agreement which had been earned at the time of termination; (E) the worth at the time of award of the amount by which the unpaid amount of all monetary obligations payable under this Agreement for the balance of the Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; (F) that portion of any leasing commissions paid by Landlord and applicable to the unexpired Term; and (G) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this

Agreement or which in the ordinary course of things would  be  likely to result therefrom; Landlord shall be required to use reasonable efforts to mitigate its damages, but efforts by Landlord to mitigate damages caused by the default shall not waive Landlord's right to recover all or any part thereof in a separate suit;

(ii) Landlord may, without terminating the Term, re-enter and take possession of the Leased Premises or any part thereof, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Agreement by giving Tenant written notice thereof. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election by Landlord to terminate this Agreement unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Agreement unless such notice specifically so states. After recovering possession of the Leased Premises, Landlord may, from time to time, but shall not be obligated to, relet the Leased Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider reasonably appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses (including but not limited to the costs of such repairs, alterations or improvements, leasing commissions and attorneys' fees) which Landlord may incur in connection with such reletting. Notwithstanding Landlord's recovery of possession of the Leased Premises, Tenant shall continue to pay on the dates herein specified, the Rent and all additional amounts which would be payable hereunder if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Leased Premises; and

(iii) Upon a breach by Tenant hereunder, Landlord shall also have all other rights available to it at law or in equity, including without limitation, seeking specific performance or injunctive relief, or performing Tenant's obligations hereunder and getting reimbursed the reasonable cost and expenses therefor upon demand. All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative and may be exercised concurrently, whenever and as often as deemed desirable, and the exercise of one shall not be taken to exclude or waive the right to the exercise of any other.

22. Indemnity and Release; Limitation on Right of Recovery Against Landlord.

(a) Except in the case of the gross negligence or willful misconduct of Landlord, Tenant shall indemnify, save harmless and, at Landlord's option, defend Landlord, from and against all claims, actions, damages, liability and expense, fines, penalties, suits, proceedings, actions and causes of action of every kind or nature, including without limitation reasonable attorneys' fees and expenses incurred by Landlord arising out of or in any way connected with Tenant's operations, or the condition, use, or occupancy of the Leased Premises, or in any way arising out of the activities in the Common Areas or other portions of the Shopping Center, of Tenant or its, employees, servants or contractors.

(b) To the maximum extent permitted by law, Landlord, its partners and members, and their respective shareholders, partners, members, trustees, agents, representatives, directors, officers, employees and mortgagee(s) shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or injury or damage to person or property sustained by Tenant, or any person claiming by, through or under Tenant, resulting from any accident or occurrence in, on, or about the Shopping Center, including, without limitation, claims for loss or damage resulting from: (i) any equipment or appurtenances being or becoming out of repair; (ii) wind or weather; (iii) any defect  in or failure to operate any sprinkler, HVAC equipment, electric wiring, gas, water or steam pipe, stair, railing or walk; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the escape of gas, steam or water; (vii) water, snow or ice being upon the Shopping Center or coming into the Leased Premises; (viii) the falling of any fixture, plaster, tile, stucco or other material; or (ix) any act, omission or negligence of other tenants or the public.

(c) Moreover, Tenant agrees that, in the event Tenant shall have any claim against Landlord under this Agreement arising out of the subject matter of this Agreement, Tenant's sole recourse shall be against Landlord's interest  in the Shopping Center, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord as a result of a breach hereof or otherwise in connection with this Agreement, and no other property or assets of Landlord, its officers, directors, employees, successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. MOREOVER, TENANT AGREES THAT LANDLORD SHALL IN NO EVENT AND UNDER NO CIRCUMSTANCES BE RESPONSIBLE FOR ANY LOST PROFITS AND/OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES INCURRED OR SUSTAINED BY TENANT, OR ITS EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES AS A RESULT OF OR IN ANY WAY CONNECTED TO TENANT'S OCCUPANCY OF THE LEASED PREMISES. In connection therewith, Tenant assumes all risk of, and waives any and all right to assert claims against, or obtain any damages from, Landlord, with respect to, loss, injury, or damages which may be sustained by the person, goods, wares, merchandise or property of Tenant and/or any other person or entity in or about the Leased Premises from any cause whatsoever, whether such damage or injury results from conditions arising within the Leased Premises or from other sources and whether known, unknown, foreseen, unforeseen, patent or latent. Tenant understands and acknowledges the significance and consequence of such specific assumption of risk and waiver.

(d) Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty
(30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perfom1 such obligation; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

23. Holding Over.  If Tenant, or any person claiming through Tenant, shall continue to occupy the Leased Premises after the expiration or earlier termination  of the Term, such occupancy shall be deemed to be on a day-to-day basis under the same terms and conditions set forth in this Agreement; provided, however, that Rent during such continued occupancy shall be double the amount in effect immediately prior to expiration or earlier termination. In addition, Tenant shall pay any damages and hold Landlord harmless from any liability incurred m connection with any claims made by any succeeding occupant based on delay of possession.

24. Hazardous Substances. No Hazardous Substances (as hereafter defined) shall be used, generated, stored, treated, released, disposed or otherwise managed by or on behalf of Tenant or any invitee at the Leased Premises or the Shopping Center with the exception of minor amounts of Hazardous Substances customarily and lawfully used in conjunction with the Permitted Use in a manner that complies with Applicable Laws and all manufacturers' instructions. Tenant shall immediately notify Landlord upon discovery of any Hazardous Substance release affecting the Leased Premises and, at its sole expense and at Landlord's option, remediate to Landlord's satisfaction or reimburse Landlord's costs of investigation or remediation of any release of Hazardous Substances arising from any act or omission of Tenant, its employees, agents, contractors or invitees. In any remediation or cleanup Tenant shall be the generator of any such Hazardous Substances, shall sign all manifests with respect thereto and take responsibility therefor. Tenant shall cooperate with Landlord and provide Landlord with access to the Leased Premises from time to time for inspections and assessments of environmental conditions and shall remove all Hazardous Substances from the Leased Premises upon expiration or termination of this Agreement. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all liabilities, obligations, damages, judgments, penalties, claims, costs, charges and expenses, including all remediation or cleanup costs or expenses, reasonable architects' and attorneys' fees, which may be imposed upon, incurred by or asserted against Landlord arising, directly or indirectly, out of or in connection with the presence of Hazardous Substances at or affecting the Shopping Center due to any act of Tenant, its agents, servants, employees  or contractors.   As used herein, “Hazardous Substances” shall mean:

(a) hazardous or toxic substances, wastes, materials, pollutants  and contaminants which are included in or regulated by any federal, state or local law, regulation, rule or ordinance, including, without limitation CERCLA, Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substances Control Act, as any of the foregoing may be amended from time to time; (b) petroleum products; (c) asbestos; (d) polychlorinated biphenyls; (e) substances known to cause cancer and/or reproductive toxicity, and/or mold; (f) halogenated and non-halogenated solvents; and (g) all other regulated chemicals, materials and solutions which, alone or in combination with other substances, are potentially harn1ful to the environment, public health or safety or natural resources.

25. Security Deposit. Upon Tenant's execution and delivery of this Agreement to Landlord, Tenant shall deposit with Landlord the sum of $5,590.73 as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder (the “Security Deposit”). Such sum shall be returned to Tenant after a reasonable period following the expiration of the Term if, at such time, Tenant has fully performed all such terms, covenants and conditions. Tenant shall not be entitled to any interest on the Security Deposit. In the event of default by Tenant in performing any of its obligations under this Agreement, Landlord may, in addition to any other right or remedy available to Landlord hereunder, use, apply, or retain all or any part of this Security Deposit for the payment of any unpaid Rent or for any other amount which Landlord may be required to expend by reason of the default of Tenant. If a portion of the Security Deposit is used or applied by Landlord during the Term, Tenant shall, upon five (5) days' written demand, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount.

26. Waiver of Jury Trial. Landlord and Tenant each hereby waives any and all rights to a trial by jury of any and all issues arising in any claim, action, proceeding, or counterclaim between Landlord and Tenant (or their successors, assigns, personal or legal representatives or heirs) under or in connection with this Agreement, any of its provisions, the use or occupancy of the Leased Premises, the relationship of Landlord and Tenant, and/or any claim for injury or damage. If either Landlord or Tenant are a partnership, this waiver shall be binding upon the parties of each as well.

27. Governing Law, Entirety of Agreement and Partial Invalidity.  This Agreement shall be governed by the State of Colorado. If any provision in the Agreement is held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

28. Attorneys'   Fees.   In the event of any litigation  or arbitration between  Landlord and Tenant to enforce any provision of this Agreement or any right of either party hereto, the unsuccessful party to such litigation or arbitration consents to pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein.

29. Entire Agreement. This Agreement contains the entire agreement between the parties, and all prior understandings and agreements between the parties are merged into this Agreement. This Agreement may be changed or modified only by a writing executed by the party against whom enforcement thereof is sought. Notwithstanding anything in this Agreement to the contrary, Landlord does not represent or warrant the accuracy or completeness of the tenants and occupants or the dimensions of the premises and properties shown on any site plan attached hereto as an exhibit, and the same may change from time to time.

30. Broker's Commission. Except for WalderaScott Real Estate Partners Dean Callan and Company, Inc., whose commissions will be paid by Landlord in accordance with a separate commission agreement, Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Agreement. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Agreement or the negotiation thereof, including costs and attorneys' fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party.

31. Force Majeure. “Force Majeure” shall mean any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other non-financial causes beyond the reasonable control of the party obligated to perform.

32. Waiver. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

33. Subordination. Tenant accepts this Agreement subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon any portion of the Shopping Center, which includes the Leased Premises, and to any renewals and extensions thereof. Tenant further agrees to attorn to any mortgagee, ground lessor, trustee under a deed of trust, or purchaser at a foreclosure sale or trustee's sale as landlord under this Agreement (as the case may be, “Morgagee”); provided, however, as part of such attornment, Tenant agrees for the benefit of any Mortgagee that if such Mortgagee succeeds to Landlord's (or any successor's) interest in this Agreement, such Mortgagee will have no liability for any act or omission of any prior landlord under this Agreement that occurs prior to the date such Mortgagee succeeds to Landlord's (or any successor's) interest in this Agreement nor any liability for claims, offsets, or defenses that Tenant might have had against Landlord (or any successor). Tenant agrees that any Mortgagee has the right at any time to subordinate its mortgage, deed of trust or other lien to this Agreement; provided, however, whether or not this Agreement may be (or  be  made  to  be) superior to a mortgage, deed of trust or other lien, the Mortgagee will not be liable for prepaid rentals, security deposits and claims accruing during Landlord's ownership; further provided that the provisions of a mortgage, deed of trust or other lien relative to the rights of the Mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Leased Premises will be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Agreement to any mortgage, deed of trust or other lien hereafter placed upon  the  Leased Premises or the Shopping Center as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Agreement (or evidencing the subordination of this Agreement pursuant to the terms hereof) as Landlord may request; provided, however, that upon Tenant's written request and notice to Landlord, Landlord must use good faith efforts to obtain from any such Mortgagee a written agreement that after a foreclosure (or a deed in lieu of foreclosure) the rights of Tenant will remain in full force and effect during the term of this Agreement, except as otherwise provided in this paragraph and as may be required  by Mortgagee, so long as Tenant recognizes and performs all of the covenants and conditions of this Agreement. Tenant agrees to execute a  non-disturbance,  attornment  and  subordination agreement if requested by Landlord and to return the san1e within ten (10) days following receipt of written request therefor.
34. Successors and Assigns. Subject to the terms of paragraph 18, the covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. In the event of any sale of the Leased Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Agreement arising out of any act, occurrence or omission occurring after the consummation of such sale.

35. Relocation. Landlord reserves the right to relocate the Leased Premises to other space in the Shopping Center comparable to the original Leased Premises in size and tenant finish. Landlord will give Tenant at least forty-five (45) days' prior written notice of Landlord's exercise of this right of relocation, and designate in such notice a proposed effective date for such relocation. Landlord shall pay the reasonable costs of moving Tenant's fixtures, furniture and equipment to the new Leased Premises, and any other reasonable business expense incurred in connection with such relocation up to a maximum of $1,000.00. Prior to the relocation, but effective upon the date the actual relocation is completed, Landlord and Tenant will execute an amendment to this Agreement deleting the description of the original Leased Premises and inserting a description of the new Leased Premises.

36. Inducement Recapture. If this Agreement provides for any rent concession, then, for purposes of this paragraph 36, any such rent concession is called the “Abated Rent”. If this Agreement provides for Landlord's payment of any form of tenant improvement allowance to Tenant, then, for purposes of this subsection, such allowance is called the “Allowance”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Tem1 only if Tenant has fully, faithfully and punctually performed all of Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations, and Tenant surrenders the Leased Premises in the physical condition required by this Agreement.Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful, and punctual performance of its obligations under this Agreement.Tenant further acknowledges that its right to receive the Allowance is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Agreement.If Tenant defaults and does not fully cure such default pursuant to the provisions of this Agreement, the Abated Rent shall immediately become due and payable in full, the amount of any Allowance paid to (and/or on behalf of) Tenant shall immediately be returned (and/or repaid, as applicable) to Landlord, and this Agreement shall be enforced as if there were no such rent abatement, other rent concession or Allowance. In such case, Abated Rent shall be calculated based on the full initial Rent payable under this Agreement.

37.  Casualty/Reconstruction.

(a) In the event that the Leased Premises are partially or totally destroyed by fire or any other peril covered by insurance maintained by Landlord, Landlord shall, within a period of one hundred eighty (180) days after the occurrence of such destruction (but only to the extent that: (i) Landlord can restore the Leased Premises to the condition in which it existed prior to the casualty within three hundred sixty-five (365) days following the casualty;  (ii) proceeds of such insurance are available to Landlord for such purpose; (iii) the damage and/or destruction was not due to the acts or omissions of Tenant, its agents, employees or contractors; and (iv) Landlord is not restricted by any governmental authority), commence reconstruction and restoration of the Leased Premises and prosecute the same diligently to completion, in which event this Agreement shall continue in full force and effect. In the event either: (A) insurance proceeds are not sufficient to pay the cost of such reconstruction; (B) if the damage or destruction is due to the acts or omissions of Tenant, its agents, employees or contractors (in which case Tenant, at its sole cost and expense, shall cause the Leased Premises  and  the Shopping Center to be reconstructed,  restored  and repaired); (C) Landlord  is restricted  by any governmental authority; or (D) the reconstruction and restoration of the Leased Premises would take longer than three hundred sixty-five (365) days from the date of the casualty, Landlord may elect to either terminate this Agreement or pay the cost of such reconstruction.  If Landlord elects to or is obligated to reconstruct and repair the Leased Premises, such reconstruction shall be only to the extent necessary to restore the Lease Premises in substantially the same condition as of the Effective Date and Tenant shall be obligated for the restoration of all other leasehold improvements, trade fixtures and other personal property in the Leased Premises.

(b) In the event that the Leased Premises are partially or totally destroyed as a result of any casualty or peril not covered by Landlord's  insurance,  Landlord  may  within  a period of one hundred eighty (180) days after the occurrence of such destruction: (i) commence reconstruction and restoration of  the Leased Premises and prosecute the same diligently to completion, in which event this Agreement shall continue in full force and effect; or (ii) notify Tenant in writing that it elects not to so reconstruct or restore the Leased  Premises, in which event this Agreement shall cease and terminate as of the date of service of such notice, unless Tenant is unable to continue the operation of its business after the occurrence of such destruction, in which event this Agreement shall cease and terminate as of the date of such destruction. In the event of any reconstruction of the Leased Premises by Landlord following destruction as a result of any casualty or peril not covered by Landlord's insurance, such reconstruction shall be only to the extent necessary to restore the Lease Premises in substantially the same condition as of the Effective Date and Tenant shall be obligated for the restoration of all of all other leasehold improvements, trade fixtures and other personal property on the Premises.

(c) Notwithstanding  anything to the contrary herein contained, in the event of a total destruction of the Building or the Shopping Center or a partial destruction of the Building or the Shopping Center, the cost of restoration of which would exceed one third (1/3) of the then replacement value of the Building or the Shopping Center, by any cause whatsoever, whether or not insured against and whether or not the Leased Premises are partially or totally destroyed, Landlord may, within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Building or the Shopping Center, as applicable, in which event this Agreement shall cease and terminate as of the date of such destruction.

(d) Notwithstanding the foregoing, in the event that the Leased Premises are partially or totally destroyed during the last year of the Term, Landlord and Tenant each shall have the option to terminate this Agreement by giving written notice to the other of the exercise of such option within thirty (30) days after such destruction, in which event this Agreement shall cease and terminate as of the date of service of such notice. For the purposes of this subparagraph, partial destruction shall be deemed to be a destruction to an extent of at least one third (1/3) of the full replacement cost of the Leased Premises as of the date of destruction.

(e) In the event of any termination of this Agreement  in accordance with this paragraph 37, the parties shall be released thereby without further obligation to the other party coincidental with the surrender of possession of the Leased Premises to Landlord except for the obligations that expressly survive termination.

(f) In the event of reconstruction and restoration as herein provided, and provided Tenant has maintained the business interruption or loss of income insurance required under this Agreement, to the extent that the proceeds of such business interruption or loss of income insurance may be exhausted  during the period of reconstruction and restoration, Minimum Rent payable hereunder shall be thereafter  abated proportionately with the degree to which Tenant's use  of the Leased Premises is impaired  during the remainder of the period of reconstruction and restoration; provided, however, the amount of Minimum Rent abated shall in no event exceed the amount of loss of rental insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Leased Premises  during  any  such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant all other charges, except the entire Minimum Rent, shall remain in full force and effect. Tenant shall not be entitled to any compensation  or  damages  from Landlord for loss of the use of the whole or any part of the Leased Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such destruction, reconstruction or restoration. Tenant hereby waives any statutory rights of termination, which may arise by reason of any partial or total destruction of the Leased Premises, which Landlord is obligated to restore or may restore under any of the provisions of this Agreement.

38.  Eminent Domain.

If all or substantially all of the Leased Premises is condemned or taken in any manner for public or quasi public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking (collectively, a “Condemnation”), this Agreement shall automatically tem1inate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such Condemnation. If less than all or substantially all of the Leased  Premises  is so condemned, taken, or conveyed or assigned in lieu thereof, this Agreement shall automatically terminate only as to the portion of the Leased Premises so taken as of the earlier of the date on which actual physical possession is taken by, or conveyed or assigned to the condemnor or the date of dispossession of Tenant as a result of such Condemnation. If a portion of the Building not including the Leased Premises is condemned, taken, or otherwise conveyed or assigned in lieu thereof so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Agreement may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant  as a result of such Condemnation, by written notice to Tenant delivered within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

(a) Landlord shall be entitled to the entire award in any proceeding for a Condemnation for public or quasi public use, including, without limitation, any award made for the value of the leasehold estate created by this Agreement. No award for any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such Condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Although all damages in the event of any Condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the Condemnation and for or on account of any cost or loss incurred by Tenant in  connection with  removal of Tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant's business, so long as such recovery does not diminish Landlord's award.

(b) In the event of a partial Condemnation that does not result in a termination of this Agreement as to the entire Leased Premises, Minimum Rent and all other charges shall abate in proportion to the portion of the Leased Premises taken by, or conveyed or assigned in lieu of such Condemnation. If this Agreement is terminated, in whole or in part, pursuant to any of the provisions of this paragraph 38, all charges payable by Tenant to Landlord hereunder and attributable to the Leased Premises taken shall be paid up to the date upon which actual physical possession shall be taken by, or assigned or conveyed to the condemnor. Landlord shall be entitled to retain all of the security Deposit until such time as this Agreement is terminated as to all of the Leased Premises.

(d) If all or any portion of the Leased Premises is condemned or taken for public or quasi public use, or conveyed or assigned in lieu thereof, for a limited period of time, this Agreement shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Agreement; provided, however, Minimum Rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Leased Premises that is rendered untenantable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking. Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss incurred by Tenant in connection with removal of Tenant's  merchandise, furniture and other personal property, fixtures and equipment or for the interruption of or dan1age to Tenant's business, so long as such recovery does not diminish Landlord's award.

(e) Landlord may,  without any obligation to Tenant,  agree to sell and/or convey to the condemner the Leased Premises, the Building, the Shopping Center or any portion thereof, sought by the condemnor, free from this Agreement and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

39. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed copies hereof may be delivered by PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto.

40. Confidentiality. Tenant agrees that the terms of this Agreement are confidential and constitute proprietary information of the parties and that disclosure of the terms could adversely affect the ability of Landlord to negotiate with other tenants of the Shopping Center.

Tenant agrees that Tenant, and its partners, officers, directors, members, managers, employees, contractors, agents, attorneys, and other representatives, will not disclose the terms of this Agreement to any other person or entity without the prior written consent of Landlord, except by order of a court of competent jurisdiction.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, hereby have executed this Agreement under their respective hands and seals as of the day and year first above written.

LANDLORD:

W-ADP MEADOWS VII, L.L.C.,
a Delaware limited liability company

By:          W-ADP HOLDINGS VII, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:          W-ADP INVESTORS VII, L.L.C.,
a Delaware limited liability company,
its Member

By:          Walton Acquisition REOC Holdings VII, L.L.C.,
a Delaware limited liability,
its Sole Member

By:          Walton Street Real Estate Fund VII-Q, L.P.,
a Delaware limited partnership,
its Managing Member

By:          Walton Street Managers VII, L.P.,
a Delaware limited partnership,
its General Partner
By:          WSC Managers VII, Inc.,
a Delaware corporation,
its General Partner

                                                            By:  W-ADP MEADOWS VII, L.L.C.,

                                                               Name:  W-ADP MEADOWS VII, L.L.C.,

                                                               Title:  Manager

TENANT:

GROWLIFE HYDROPONICS,  INC.,
a Delaware corporation

By:  /s/ John Genesi

Name:  John Genesi
Title:  CFO

EXHIBIT A

SITE PLAN OF SHOPPING CENTER

A-1

EXHIBIT A-1

SITE PLAN OF LEASED PREMISES

A-1-1

EXHIBIT B

CONSTRUCTION  PROVISIONS

I.	TENANT AGREES to complete the Leased Premises m the following manner (“Tenant’s Work”):

I.
To contract for the construction of (and pay for) all work and to also pay for any additional expenses (e.g., revisions to plans to architect, changes to the Building occasioned by Tenant or governmental codes, etc.) not included as part of Landlord's original contract cost for said Building.

2.
To provide fixtures for the Leased Premises in a manner comparable with stores of a similar nature, including installation of all interior fixtures and appropriate floor covering and wall treatment. Tenant hereby agrees that it shall build the most current design prototype consistent with the "flagship" or "A Level" retail stores being operated under Tenant's Trade Name

3.
To provide, install, connect and maintain all signs at Tenant's expense prior to the Rent Commencement Date. Said sign plans shall be approved by Landlord prior to fabrication and installation of signs and shall conform to the sign criteria of the Shopping Center provided by Landlord.

4.	To meet all other requirements necessary to open said Leased Premises for the business herein authorized.

5.	Plan Approvals - Tenant's Plans and Drawings.

(i)
Preliminary Plans. Tenant shall submit its preliminary, schematic or design development level plans for Tenant's Work (the “Tenant’s Preliminary Plans”) to Landlord for review and approval.   Within  ten (10) days after Landlord’s receipt of the Tenant's Preliminary Plans, Landlord shall either approve or disapprove the same in writing.

(ii)
Construction Drawings. Within ten (10) days after Tenant's receipt of Landlord's approval of the Tenant's Preliminary Plans, Tenant shall submit construction drawings and any other supplementary documents reasonably required by Landlord for the Tenant's Work (collectively, the “Tenant’s Construction Drawings”)  to  Landlord  for  Landlord's  review and  approval.    Within ten (10) days after Landlord’s receipt   of the Tenant’s Construction   Drawings,   Landlord   shall   either   approve or disapprove the Tenant's Construction Drawings in writing.   Tenant shall not commence Tenant's Work until Tenant has provided to Landlord a copy of its building permit.

(iii)
Deemed Approval. If Landlord fails to approve or disapprove the applicable   plans   or   drawings   within   the   timeframes   set  forth   in subparagraphs (i) and (ii) above, then the applicable plans or drawings shall be deemed approved by such Landlord.

6.
Tenant agrees to execute a contract(s) for Tenant's Work (the "Contract") with contractors and subcontractors reasonably satisfactory to Landlord (collectively, the “Tenant’s Contractors”). Prior to execution of the Contract, Tenant will provide a copy to Landlord for its review and approval. Landlord will review the Contract for compliance with the requirements of this Exhibit B (the “Requirements”) within five (5) business days after receipt thereof and advise Tenant of any objections thereto. If Landlord objects to the Contract, Tenant will cause the same to be corrected, so that it is in compliance with the Requirements and resubmit the same to Landlord for approval. The parties will continue the procedure set fo11h above until Landlord's approval is obtained.  Following such approval, Tenant will promptly commence and proceed diligently to complete Tenant’s Work.

7.	Landlord has no obligation to Tenant or Tenant's Contractors in connection with Tenant's Work except as set forth herein.

8.
Tenant will cause Tenant's Contractors to:  (i)  cooperate  with  contractors employed by Landlord who are completing work anywhere in the  Shopping Center (“Landlord’s Contractors”) so as to not interfere with Landlord's Contractors; (ii) conduct work so as not to unreasonably interfere with  other tenants in the Shopping Center; (iii) reach agreement with Landlord or Landlord's Contractors as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities; and (iv) deliver to Landlord such evidence  of compliance with the provisions of this paragraph as Landlord may reasonably request.

9.
Tenant assumes full responsibility for Tenant's Contractors' performance of  all work including, without limitation, compliance with all Applicable Laws and for all Tenant's Contractors' property, equipment, materials,  tools  or  machinery placed or stored in the Leased Premises during the completion thereof. All such work is to be perfo1med in a good and workmanlike manner consistent with first class standards. Tenant shall require its general contractor to place a refundable security deposit in the amount of $5,000.00 with the Landlord. Such deposit shall be used only to repair any damage done by the Tenant's Contractors to the Landlord's property, or, to complete any Landlord issued punch-list items not completed by Tenant.

10.	In the event Tenant's Work includes any work involving in any manner the roof, fire sprinkler and/or fire alarm, Tenant agrees to only use Landlord's Contractors for any such work at Tenant's cost.

11.
Tenant will indemnify, defend and hold  harmless  Landlord,  Landlord's mortgagee, Shopping Center and/or  Building  manager,  and  Landlord's Contractors  from  and  against  any  and  all  liabilities,  claims  demands,  damages, expenses, fees (including without limitation, attorneys' fees), fines, penalties, suits, proceedings, actions and causes of action of any and every kind or nature arising out of, or resulting from the performance of the Tenant's Work, including, but not limited to, mechanics' or other liens or claims (and all costs associated therewith). Notwithstanding the preceding and without diminishing Tenant's obligations set forth above, Landlord reserves the right to select its own counsel in defending any such lien, claim, action or proceeding, and Tenant shall immediately reimburse Landlord upon demand for all fees and expenses incurred in connection therewith. Tenant will also immediately  repair or cause to be repaired, at its expense, all damage caused to the Leased Premises and/or the Shopping Center by Tenant's Contractors. Further, Landlord shall have the right to post and maintain any notices of non-liability.

12.	Following construction of the Tenant's improvements, Tenant will submit a black-line translucent bond set and two disks of Adobe .PDF "As-Built" drawings to the Landlord for its records.

13.	Tenant shall require Tenant's Contractors to execute lien waivers acceptable to Landlord, contemporaneously with their receipt of payment, copies of which will be immediately delivered to Landlord.

14.	Tenant designates and authorizes John Nash, E-Mail: jnash@growlifehydro.com, Phone #: 720-627-9032, to act for Tenant in connection with construction matters concerning this Exhibit B.

15.	Tenant designates and authorizes John Nash, E-Mail: jnash@growlifehydro.com, Phone #: 720-627-9032, to act for Tenant in connection with architectural matters concerning this Exhibit B.

16.	Landlord designates and authorizes Jeb Boshart, E-mail: jeb@albdev.com, Phone#: 303-771-4004 to act for Landlord in connection with matters concerning this Exhibit B.

17.	All notices required hereunder will be in writing in accordance with the terms and provisions for notices set forth in the Agreement between Landlord and Tenant.

18.	Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement between Landlord and Tenant.

EXHIBIT B-1

CONTRACTOR  INSURANCE  PROVISIONS

1. Required Insurance. Tenant acknowledges and agrees that it shall cause any contractor, including Tenant's Contractors (each a “Contractor”) constructing the  Tenant's Work or any alterations or improvements to the Leased Premises (as permitted under this Agreement) (the “Work”) shall to maintain the following insurance without interruption through final completion, at any time thereafter when the Contractor enters the Leased Premises to perform the Work, and during any additional periods specified herein:

(a) Commercial general liability insurance written on the current ISO CG 00 01 occurrence form or an equivalent acceptable Landlord (the “CGL”), (i) covering liability arising from premises, operations, independent contractors, products-completed operations, personal and advertising injury, and liability assumed under an insured contract (including the tort  liability  of another  assumed  in  a business  contract),  (ii) with  limits  of not  less  than $1,000,000 each occurrence, $1,000,000 personal and advertising injury, $2,000,000 general aggregate and a separate $2,000,000 products-completed operations aggregate, (iii) including the Additional Insureds (as defined in Section 6 of this Exhibit B-1) as additional insureds, using one or more additional insured endorsements that provides coverage for both ongoing and completed operations and is acceptable to Landlord, (iv) that applies as primary and non contributing insurance with respect to any other insurance or self-insurance program afforded to the Additional Insureds, (iv) that provides that any general aggregate limit applies separately to the Work on a "per project" basis, (v) that does not limit the scope of coverage for liability arising from "XCU" (explosion, collapse, or underground) hazards, and (vi) that includes a standard ISO separation of insureds provision or a substantially similar provision. The Contractor shall maintain its products-completed operations coverage for at least three years after substantial completion of the Work or the earlier termination of this Agreement.

(b) Business automobile liability insurance to cover liability arising out of any auto (including owned, hired and non-owned autos), with a limit of not less than $1,000,000 each accident. The Contractor waives all rights against the Additional Insureds for recovery of damages to the extent such damages are covered under any applicable auto physical damage coverage.

(c) Workers compensation and employers liability insurance, for all persons the Contractor employs in carrying out any Work. The workers compensation insurance must fulfill applicable statutory requirements. The employers liability insurance must have limits of not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 policy limit for bodily  injury by disease. The Contractor waives all rights against the Additional Insureds for recovery of damages covered by the workers compensation and employers liability insurance obtained by the Contractor pursuant to this Section l(c), and shall obtain an endorsement to allow this waiver.

(d) Follow form excess or umbrella liability insurance with respect to the Contractor's CGL, employers liability and business automobile liability insurance for the Project, with a limit of not less than $2,000,000 each occurrence. Such insurance must provide that aggregate limits of liability apply separately with respect to the Leased Premises on a "per project" basis.

2. Insurance Carried by Subcontractors and Consultants of the Contractor.  Tenant shall cause each Contractor by written agreement to require each of its subcontractors and consultants of every tier (“Subcontractors”) to maintain as if they were “Contractor" the same insurance required in Section 1 (including naming the Additional   Insureds as additional insureds), except that the amount of excess or umbrella liability insurance will be mutually agreed on a case-by-case basis by Contractor and Landlord, based on the type of Work or services performed.

3. Design   Services  or  Design-Build   Services.  If the  Work  includes  any  design services or design-build work, the entity providing the design services shall provide professional liability insurance with a limit of not less than $1,000,000 each claim and $1,000,000 aggregate. Such insurance must be retroactive to the date of the commencement of the design services, and must be kept in force for three (3) years after substantial completion of the Work or the earlier termination of this Agreement.

4. General Requirements.  Each insurance policy  required  under this Exhibit   B-1 (the “Required Insurance”) must, unless otherwise agreed in writing by Landlord, be issued by reputable insurance carriers having a Best's rating of at least A:X. Each policy and certificate will be subject to reasonable approval by Landlord and the Contractor shall make available to Landlord copies of policies within 15 days after the Landlord's request.   The cost (including deductibles and self-insured retentions) of the Required Insurance, as well as the cost of any other insurance carried by the Contractor with respect to the Work, will be borne solely by the Contractor.

5. Evidence of Insurance.    Prior to commencement of any Work at the Leased Premises, Tenant shall provide to Landlord (i) an insurance certificate evidencing the Required Insurance, and (ii) an endorsement to Contractor's CGL adding the Additional   Insureds as additional insureds.  Tenant shall cause the Contractor to ensure that the Landlord is notified at least 30 days prior to the cancellation or non-renewal of any Required Insurance, or 10 days prior in the case of cancellation due to non-payment. Tenant shall cause the Contractor to provide an updated certificate of insurance before the expiration of the term of any Required Insurance. The Tenant's failure to require the Contractor to provide evidence of Required Insurance, or the Landlord's acceptance of evidence that indicates insurance that fails to satisfy the requirements of this Section, will not constitute a waiver of such requirements.
6. Additional Insureds. The “Additional Insureds” are as follows: Landlord, any mortgagee of Landlord, Tenant, and each of their respective affiliates, subsidiaries, parent corporations, owners, members (direct or indirect), managers, trustees, directors, officers, partners, shareholders, employees, and agents.

EXHIBIT C

GROSS SALES STATEMENT FORM

Please mail to:
W-ADP MEADOWS VII, L.L.C.
c/o Alberta Development Partners, LLC
5750 DTC Parkway, Suite 210
Greenwood Village, Colorado 80111
Attention:  Lease Administration

Tenant Name:

Property:

Date:

I hereby certify that, to the best of my knowledge, Gross Sales as defined in the Agreement for the above location are as follows:

Month:

Sales Amount:

Signature:                                                        [Tenant]

Name and Title (print):

Phone No.:

Email:

C-1

EXHIBIT D

LIST OF EXCLUSIVE AND PROHIBITED USES

D-1

ADDENDUM l
OPTION TO EXTEND

Tenant shall have the option (“Option”) to extend the Term of the Agreement for one (1) additional period of thirty-six (36) full calendar months (“Option Period”), subject to the following terms and conditions:

A. Tenant may exercise an Option by giving Landlord written notice of its intent to exercise such Option (“Exercise Notice”) at least one hundred twenty (120) days prior to the expiration of the original Term.

B. At the time of exercise, Tenant: (i) is not in default under the Agreement; and (ii) is operating a business in the Leased Premises in accordance with the Permitted Use.

C. If within any twelve (12) month period during the Term or any Option Period, Tenant shall have been in default under the Agreement in the payment of Rent thereunder more than two (2) times, and Landlord shall have served Tenant within said twelve (12) month period two (2) or more notices of Tenant's failure to pay Rent, Landlord may, at Landlord's sole and absolute discretion, cancel and void the applicable Exercise Notice by delivering written notice of such cancellation to Tenant, in which event the applicable Option shall be void and canceled, and the Agreement shall terminate at the end of the original Term or the then current Option Period.

D. All other terms and conditions of the Agreement shall remain unchanged and apply during any Option Period, except that Minimum Rent shall be as set forth below:

	MONTHS	RATE/S.F.	ANNUAL RENT	MONTHLY RENT
Option Period	1 - 12	$16.88	$54,716.61	$4,559.72
	13 - 24	$17.39	$56,358.11	$4,696.51
	25 - 36	$17.91	$58,048.85	$4,837.40

E. If an Option is not timely exercised, Tenant's right to extend shall expire and the Agreement shall terminate at the end of the original Tenn.

Addendum 1-1